                              CELLPRO, INCORPORATED
                                  BALANCE SHEET
                      NOVEMBER 30, 1998 AND OCTOBER 27, 1998
                                   (Unaudited)


                                                  NOV 30, 1998           OCT 27, 1998
CURRENT ASSETS:
   Cash and Cash Equivalents                        10,046,487              6,793,206
   Accounts Receivable-Trade                           989,399              1,340,459
   Accounts Receivable-Other                            48,760                 53,998
   Inventories                                       5,955,170              6,258,450
   Prepaids and Other                                1,149,914              1,149,891
   Intercompany Receivable                             451,177                451,177
                                                  ------------           ------------
        Total Current Assets                        18,640,907             16,047,181
                                                  ------------           ------------

PROPERTY AND EQUIPMENT:
   Property and Equipment                           22,163,435             22,417,603
   Less: Accum. Depreciation                       (14,002,692)           (14,044,245)
                                                  ------------           ------------
        Property & Equip., Net                       8,160,743              8,373,358
                                                  ------------           ------------

OTHER ASSETS:
   Restricted Cash                                   1,617,001              1,617,001
   Investments in Subsidiaries                       2,400,093              2,400,093
                                                  ------------           ------------
        Total Other Assets                           4,017,094              4,017,094
                                                  ------------           ------------
   TOTAL ASSETS                                     30,818,744             28,437,633
                                                  ============           ============

CURRENT LIABILITIES:
   Prepetition Debt                                 12,134,084             12,112,750
POST PETITION LIABILITIES:
   Accounts Payable                                     16,635                 (4,713)
   Accrued Liabilities                               2,241,745                499,483
                                                  ------------           ------------
        Total Current Liabilities                   14,392,464             12,607,520
                                                  ------------           ------------

STOCKHOLDERS' EQUITY:
   Common Stock                                         14,634                 14,634
   Additional Paid-In Capital                      169,908,483            169,908,483
   Accumulated deficit                            (153,496,837)          (154,093,004)
                                                  ------------           ------------
        Total Stockholders' Equity                  16,426,280             15,830,113
                                                  ------------           ------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY            30,818,744             28,437,633
                                                  ============           ============

See accompanying notes to financial information.

                              CellPro, Incorporated
                             Statement of Operations
               MONTHS ENDED NOVEMBER 30, 1998, and OCTOBER 27, 1998
                                  (Unaudited)


                                            Nov 30, 1998         Oct 27, 1998
   Net Sales                                   1,589,374               23,060
   Intercompany Sales                                                (125,400)
   Cost of Sales                                (594,012)              (9,803)
   Intercompany Cost of Sales                     58,986                6,726
   Royalty Costs                                 (76,502)            (119,375)
                                              ----------           ----------
   Gross Profit (Deficit)-Product                977,846             (224,792)
                                              ----------           ----------
   Revenue-Contract                               17,120

   Selling, General & Administrative            (477,391)            (590,812)
                                              ----------           ----------
   Income (loss) from operations                 517,575             (815,604)
                                              ----------           ----------

Other Income (Expense):
   Interest Expense                                 (500)                (632)
   Other Expense                                                      (47,059)
   Interest Income                                36,184               33,601
   Other Income                                   42.908                8,216
   CellPro Europe Crosscharges                                       (823,856)
                                              ----------           ----------
   Other, net                                     78,592             (829,730)
                                              ----------           ----------

   Net Income (Loss)                             596,167           (1,645,334)
                                              ==========           ==========

See accompanying notes to financial information.

NOTES TO FINANCIAL INFORMATION


1. REORGANIZATION AND BASIS OF PRESENTATION - The accompanying financial statements are unaudited and do not comply with generally accepted accounting principles. The accompanying financial statements do not include adjustments to the carrying values of assets and liabilities which will result from their ultimate liquidation. Additionally, significant estimates were used in the preparation of the financial statements and actual results may vary significantly from these estimates. Operating results for the periods presented are not indicative of the results that may be expected for future periods.

     On October 28, 1998, (the "Petition Date"), the Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code ("Chapter 11") in the United States Bankruptcy Court for the Western District of Washington, Seattle Division. Management expects to file a liquidating plan of reorganization in due course.

     Since the Petition Date the Company has continued in possession of its properties and, as Debtor-in-Possession, is authorized to operate and manage its businesses and enter into all transactions (including obtaining services, inventories and supplies) that it could have entered into in the ordinary course of business without approval of the Bankruptcy Court.

2. PRINCIPLES OF CONSOLIDATION - The financial statements include the accounts of CellPro, Incorporated (the "Company") but do not include the accounts of its wholly owned foreign subsidiaries. Accordingly, intercompany transactions and balances have not been eliminated.

3. RESTRICTED CASH EQUIVALENTS - Restricted cash equivalents at November 30, 1998 and October 27, 1998 consisted of a deposit in an escrow account related to a partial stay of the international provisions of an injunction. On December 16, 1998 the escrow balance was released to the Company.

4. TRADE RECEIVABLES - Trade receivables include amounts due from domestic and international customers. The ultimate amount of bad debts cannot be accurately estimated at this time. In light of the Company's Chapter 11 proceedings, the ultimate amount of bad debts is likely to exceed the amount of established reserves.

5. INVENTORY - Inventory has been valued on a historical cost basis. The inventory items have nominal value if not used in CellPro's products. As a result of a decision by the United States Court of Appeals for the Federal Circuit (the "Appeals Court") the Company will cease manufacturing and sales of its principal products in the United States. Losses on inventory will significantly exceed established reserves.

6. INVESTMENT IN SUBSIDIARIES - Investment in subsidiaries reflects the amounts contributed to the Company's foreign subsidiaries. The Company does not expect any return of this investment.

7. ACCRUED LIABILITIES - Accrued liabilities includes $1,738,000 of billings in excess of product shipments related to the Distribution Agreement discussed below.

8. PATENT LITIGATION - On September 28, 1998, the Company entered into a Settlement Agreement with The Johns Hopkins University, Becton Dickinson and Company and Baxter Healthcare Corporation to settle and compromise all pending and potential disputes and differences between them related to the civil actions then pending in the United States District Court for the District of Delaware captioned Johns Hopkins University et.al. v. CellPro, Civil Action-No. 94-105-RRM, and CellPro v. The Johns Hopkins University et.al., Civil Action-No. 94-244-RRM. The Settlement Agreement provides, among other things, for payments by the Company aggregating approximately $15.7 million in exchange for the plaintiffs' settlement and compromise of all claims relating to this litigation. On October 5, 1998, in partial satisfaction of the Company's obligations under the Settlement Agreement, plaintiffs' drew down a $9.0 million bond issued in their favor by Insurance Company of North America and cash collateralized by the Company.

9. SECURITIES LITIGATION - A memorandum of understanding has been entered into in respect of the action entitled Oxford Systems, Inc. et.al. v. CellPro, Inc. et.al., Case No. 98-298Z, pending in the United States District Court for the Western District of Washington. Pursuant to such understanding, the parties to the litigation have agreed to execute a Stipulation of Settlement providing, among other things and subject to Bankruptcy Court approval, for an agreed cash payment to be made by the defendants' insurance carrier, and a non-cash payment to be made by the Company of $2.0 million worth of the common stock paid in consideration for the sale and transfer of the assets conveyed pursuant to the Asset Purchase Agreement more fully discussed below, but only in the event such sale and transfer is made in exchange for $3.0 million of stock paid by the purchaser.

     In addition, the parties to that certain action entitled Florida State Board of Administration v. CellPro, Inc., et.al., Case No. C98-968R, pending in the United States District Court for the Western District of Washington have agreed, subject to Bankruptcy Court approval, to fully and finally settle the above captioned litigation in exchange for a $175,000 payment from the Company.

10. DISTRIBUTION AGREEMENT - On October 28, 1998, the Company and Baxter Healthcare Corporation ("Baxter") executed and delivered a Distribution Agreement providing for the appointment of Baxter during the term of the Distribution Agreement as the exclusive worldwide distributor of disposable kits and antibody for use with the Company's CEPRATE(R)SC System. Pursuant to the Distribution Agreement, Baxter is obligated to purchase from the Company, and the Company is obligated to sell to Baxter, 800 disposable kits for use with the CEPRATE(R)System for a purchase price of $4,084.27 per kit. To the extent available, Baxter may also purchase from the Company additional vials of antibody for use with the CEPRATE(R)SC System for a purchase price of $945 per vial. Baxter had an option to purchase up to an additional 800 disposable kits (and additional antibody) on the same terms and conditions as the initial 800 kits (and additional antibody). Baxter has informed the Company that they do not wish to purchase additional disposable kits. They have, however, placed an order for approximately 175 additional vials of antibody.

     The Company estimates that its manufacturing responsibilities under the Distribution Agreement will be satisfied in December 1998. The Distribution Agreement also requires that CellPro satisfy, and use reasonable efforts to retain the employees reasonably necessary for fulfillment of, the Company's technical support and equipment service and regulatory reporting and compliance responsibilities until the earlier to occur of the date (i) that is one year from the closing of the sale of the assets subject to the Purchase Agreement or (ii) of final liquidation of substantially all the Company's assets.

11. ASSET PURCHASE AGREEMENT - On October 28, 1998 the Company entered into an Asset Purchase Agreement with Nexell Therapeutics, Inc. ("NTI") to sell, subject to overbid and approval of the Bankruptcy Court, all of its intellectual property and certain related tangible and intangible assets. In exchange, NTI will transfer to the Company shares of registered common stock of VIMRx Pharmaceuticals, Inc. with a value of $3.0 million. The number of shares to be issued at closing will be calculated based on the average of the closing prices for such stock on the 15 trading days ending three business days prior to closing the sale and transfer of such assets. For 180 days after such closing, the shares will be subject to certain trading restrictions limiting the number of shares that the Company may sell into the public market on any day. The Company intends to monetize certain of the shares, and to otherwise exchange certain of the shares in satisfaction of outstanding liabilities of the Company. The Asset Purchase Agreement was approved by the Bankruptcy Court on December 10, 1998 and is expected to be closed in early January, 1999.

12. LEASE TERMINATION AGREEMENT - On October 28, 1998 the Company entered into a Lease Termination Agreement with CarrAmerica Realty Corporation. Pursuant to such Lease Termination Agreement the Company agreed, subject to approval of the Bankruptcy Court, in exchange for a $4.0 million cash payment to the Company by CarrAmerica, to terminate its leasehold interests in its two U.S. facilities on agreed dates, and to surrender to CarrAmerica tenant improvements and certain equipment installed on such premises. The Lease Termination Agreement was approved by the Bankruptcy Court on December 16, 1998.

13. LIQUIDATION OF OTHER ASSETS - The Company is currently pursuing the sale of all of its furniture, equipment and other assets not subject to the Asset Purchase Agreement and Lease Termination Agreement. The Company has ceased all international operations and is also in the process of liquidating the assets associated with such operations.


INVESTMENT CONSIDERATIONS

The Company desires to take advantage of certain provisions of the Private Securities Litigation Reform Act of 1995, enacted in December 1995 (the "Reform Act") that provided a "safe harbor" for forward-looking statements made by or on behalf of the Company. The Company hereby cautions stockholders, prospective investors in the Company and other readers that certain important factors in some cases have affected, and in the future could affect, the Company's stock price or cause the Company's actual results for the fiscal year ending March 31, 1999, to differ materially from those expressed in any forward-looking statements, oral or written, made by or on behalf of the Company. Stockholders, prospective investors and other readers should note that the Company intends to file a liquidating plan of reorganization in connection with its filing for protection under Chapter 11 of the Bankruptcy Code. This plan may have the effect of compromising creditor claims in the event liquidation proceeds are insufficient to pay creditors in full, which would likely result in a total loss of any shareholder investment. A more extensive discussion of investment considerations is set forth in the Company's Annual Report on Form 10-K for the year ended March 31, 1998 in the section titled "Investment Considerations." Particular attention should be given to the Investment Considerations labeled "Legal Proceedings," "Patents and Proprietary Technology," "Future Capital Needs; Potential Inability to Access Capital Markets; Possible Insolvency" and "Dependence on CEPRATE(R) SC System" in CellPro's annual report.